Exhibit (e)

HSBC CHINA DRAGON FUND

(a Hong Kong unit trust authorised under section 104 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong))

(Stock Code : 820)

20 July 2012

Dear Unitholders,

Letter to Existing Unitholders — Election of Means of Receipt and Language of Corporate Communications

The Circular to Unitholders in relation to (1) Change of Investment Objective and Policies; (2) One-Off Redemption Offer; (3) Amendments to the Trust Deed by a Supplemental Trust Deed and (4) Notice of General Meeting (the ‘‘Document’’) of HSBC China Dragon Fund (the ‘‘Fund’’) has been prepared in English and Chinese. Copies prepared in the language different from those you have received are available from Computershare Hong Kong Investor Services Limited (the Fund’s Registrar) on request, or on the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund for five (5) years from the date of first publication and the HKExnews’s at www.hkexnews.hk.

You may at any time change your choice of language or means of receipt, free of charge, by completing the attached Change Request Form and returning it to the Fund’s Registrar. You may also send email with a scanned copy of this form to hsbcchinadragon.ecom@computershare.com.hk.

Should you have any queries relating to this letter, please call the enquiry hotline at (852) 2862 8688 during business hours (9: 00 a.m. to 6: 00 p.m., Mondays to Fridays).

Yours faithfully,
Joanna MUNRO
Director
For and on behalf of
HSBC Global Asset Management (Hong Kong) Limited
as manager of HSBC China Dragon Fund

‘‘Corporate Communications’’ refer to any documents issued or to be issued by the Fund for the information or action of the Unitholders, including but not limited to annual report, interim report, notice of meeting, listing document, circular and proxy form.

Change Request Form 變更申請表格

To: **HSBC China Dragon Fund (the "Fund")**
c/o Computershare Hong Kong Investor Services Limited
Hopewell Centre, 183 Queen's Road East,
Wanchai, Hong Kong

致： **滙豐中國翔龍基金(「本基金」)**
經香港中央證券登記有限公司
香港灣仔皇后大道東183號
合和中心17M樓

I/We have already received a printed copy of the Current Corporate Communications in Chinese/English or have chosen to read the Current Corporate Communications posted on the Fund's website:
本人／我們已收取本次公司通訊文件之英文／中文印刷本或已選擇瀏覽本基金網站所登載之本次公司通訊文件：

Part A — I/We would like to receive another printed version of the Current Corporate Communications of the Fund as indicated below:
甲 部 本人／我們現在希望以下列方式收取貴基金本次公司通訊文件之另一語言印刷本：

(Please mark **ONLY ONE (X)** of the following boxes 請從下列選擇中，僅在其中一個空格內劃上「X」號)

☐ I/We would like to receive **a printed copy in English** now.
本人／我們現在希望收取**一份英文印刷本**。

☐ I/We would like to receive **a printed copy in Chinese** now.
本人／我們現在希望收取**一份中文印刷本**。

☐ I/We would like to receive **both the printed English and Chinese copies** now.
本人／我們現在希望收取**英文和中文各一份印刷本**。

Part B — I/We would like to change the choice of language and means of receipt of future Corporate Communications of the Fund as indicated below:
乙 部 本人／我們現在希望更改以下列方式收取貴基金日後公司通訊文件之語言版本及收取途徑：

(Please mark **ONLY ONE (X)** of the following boxes 請從下列選擇中，僅在其中一個空格內劃上「X」號)

☐ read the **Website version** of all future Corporate Communications published on the Fund's website in place of receiving printed copies; **OR**
瀏覽在本基金網站發表之公司通訊**網上版本**，以代替印刷本；**或**

☐ to receive the printed **English version** of all future Corporate Communications ONLY;**OR**
僅收取本公司通訊之**英文印刷本**；**或**

☐ to receive the printed **Chinese version** of all future Corporate Communications ONLY;**OR**
僅收取本公司通訊之**中文印刷本**；**或**

☐ to receive both printed **English and Chinese versions** of all future Corporate Communications.
同時收取本公司通訊之**英文及中文印刷本**。

Name(s) of Unitholders#
基金單位持有人姓名#

(Please use ENGLISH BLOCK LETTERS 請用英文正楷填寫)

Date
日期

Address#
地址#

(Please use ENGLISH BLOCK LETTERS 請用英文正楷填寫)

Contact telephone number
聯絡電話號碼

Signature(s)
簽名

 # You are required to fill in the details if you download this Change Request Form from the Fund's Website. 假如你從基金網站下載本變更申請表，請必須填上有關資料。

Notes/附註：

1. Please complete all your details clearly.
請閣下清楚填妥所有資料。
2. By selection to read the Website Version of the Corporate Communications published on the Fund's website in place of receiving printed copies, you have expressly consented to waive the right to receive the Corporate Communications in printed form, including the right to receive notice of meeting by post or delivery at your address pursuant to the trust deed constituting the Fund.
在選擇瀏覽在本基金網站發表之公司通訊網上版本以代替收取印刷本後，閣下已明示同意放棄收取公司通訊印刷本的權利，包括根據組成之本基金的信託契據以郵寄或送遞予閣下之地址的方式收取大會通告之權利。
3. If your units are held in joint names, the Unitholder whose name stands first on the register of members of the Fund in respect of the joint holding should sign on this Change Request Form in order to be valid.
如屬聯名基金單位持有人，則本變更申請表格須由該名於基金單位持有人名冊上就聯名持有基金單位其姓名位列首位的基金單位持有人簽署，方為有效。
4. The above instruction will apply to all future Corporate Communications to be sent to Unitholders of the Fund until you notify otherwise by reasonable notice in writing to the Fund's Registrar, Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen's Road East, Wanchai, Hong Kong, or by email to **hsbcchinadragon.ecom@computershare.com.hk**
上述指示適用於將來寄發予本基金單位持有人之所有公司通訊，直至閣下發出合理書面通知予本基金之過戶登記處香港中央證券登記有限公司地址為香港灣仔皇后大道東183號合和中心17M樓或以電郵方式發送通知 **hsbcchinadragon.ecom@computershare.com.hk** 另作選擇為止。
5. All Future Corporate Communications in both printed English and Chinese versions will be available for inspection from the Fund's Registrar upon request.
本基金之過戶登記處將備有所有公司通訊之英、中文印刷本以供索閱。
6. The unitholders are entitled to change the choice of means of receipt or language of the Fund's Corporate Communications at any time by reasonable notice in writing to the Fund's Registrar.
基金單位持有人有權隨時發出合理書面通知本基金之過戶登記處，要求更改收取公司通訊之語言版本及方式。
7. Any form with more than one box marked (X), with no box marked (X), with no signature or otherwise incorrectly completed will be void.
如在本表格作出超過一項選擇，或未有作出選擇，或未有簽署，或在其他方面填寫不正確，則本表格將會作廢。
8. For the avoidance of doubt, we do not accept any special instructions written on this Request Form.
為免存疑，任何在本申請表格上的額外手寫指示，本公司將不予處理。

HCDH-20072012-1(7)

閣下寄回此變更申請表格時，請將郵寄標籤剪貼於信封上。
如在本港投寄毋須貼上郵票。
Please cut the mailing label and stick this on the envelope to return this Change Request Form to us.
No postage stamp necessary if posted in Hong Kong.

郵寄標籤 MAILING LABEL

香港中央證券登記有限公司
Computershare Hong Kong Investor Services Limited
簡便回郵號碼 Freepost No. 37
香港 Hong Kong